Exhibit 99.1

        AMERICAN SOFTWARE REPORTS SECOND QUARTER FISCAL YEAR 2006 RESULTS

         LICENSE FEES INCREASE 96% AND OPERATING EARNINGS INCREASE 121%

    ATLANTA, Dec. 5 /PRNewswire-FirstCall/ -- American Software, Inc. (Nasdaq: AMSWA) today reported financial results for the second quarter of fiscal year 2006 marking its nineteenth consecutive quarter of profitability.

    Key financial highlights for American Software include:
     - Software license fees for the quarter ended October 31, 2005 were $5.0 million, an increase of 96% over the second quarter of fiscal 2005;
     - Services and other revenues for the quarter ended October 31, 2005 were $8.1 million, an increase of 6% over the second quarter of fiscal 2005;
     - Maintenance revenues for the quarter ended October 31, 2005 were $5.9 million, an increase of 26% over the second quarter of fiscal 2005;
     - Total revenues for the quarter ended October 31, 2005 were $19.0 million, an increase of 28% over the second quarter of fiscal 2005; and
     - Operating earnings for the quarter ended October 31, 2005 were $1.8 million, an increase of 121% over the second quarter of fiscal 2005.

    GAAP net earnings were $813,000 or $0.03 per fully diluted share for the second quarter of fiscal 2006 compared to $1.5 million or $0.06 per fully diluted share for the same period last year. Adjusted net earnings for the quarter ended October 31, 2005, which excludes the acquisition related intangibles costs, a write-down of a minority investment and minority interest expense related to a tax benefit, were $1.3 million or $0.05 per fully diluted share compared to $1.6 million or $0.06 per fully diluted share for the same period last year.

    Total revenues for the six months ended October 31, 2005 were $35.8 million or a 25% increase compared to $28.6 million for the comparable period last year. Software license fees for the six months period were $8.4 million or a 65% increase compared to $5.1 million during the same period last year. Services and other revenues were $15.8 million or a 10% increase compared to $14.4 million in the same period last year. Maintenance revenues were $11.6 million or a 28% increase compared to $9.1 million in the same period last year. For the six months ended October 31, 2005, the Company reported operating earnings of approximately $2.5 million, an 83% increase compared to operating income of $1.4 million for the same period last year. GAAP net earnings were approximately $1.8 million or $0.07 per fully diluted share for the six months ended October 31, 2005 compared to $2.6 million or $0.10 per fully diluted share for the same period last year. Adjusted net earnings year to date as of October 31, 2005 were $2.4 million or $0.10 earnings per fully diluted share compared to $2.8 million or $0.11 earnings per fully diluted share for the same period last year.

    The second quarter and six-month fiscal 2005 financial data included only the month of October 2005 for revenue and expenses from the Demand Management, Inc. subsidiary acquired by Logility, the Company's 89% owned subsidiary, on September 30, 2004, whereas the entire three-month and six-month periods in fiscal 2006 included revenue and expenses from Demand Management.

    The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

    "With an impressive growth in license fees of 96%, we delivered a 121% increase in operating income for the second quarter," stated James C. Edenfield, president and CEO of American Software. "This quarter's positive results extended the Company's track record of profitability and positive operating cash flow to 19 consecutive quarters. We will continue to use our financial strength to reinvest in the Company and provide a tangible benefit to our shareholders with a quarterly dividend."

    The overall financial condition of the Company remains strong with cash and investments of approximately $57.2 million and no debt as of October 31, 2005.

    Additional highlights for the second quarter of fiscal year 2006 include:

    Customers
     - Notable new and existing customers placing orders in the second quarter include: Allegheny Energy Service, A.O. Smith Water Products, A/X Armani Exchange, Caremark, Cavendish Farms, Hooker Furniture, Hughes Supply, Mendocino Forest Products, Murad, National Railroad Passenger Corporation, NCED, Novar Electrical, Ruiz Food Products, Shaw Industries, St. Michelle Wine, U.S. Facilities Management, and Wrigley Chewing Gum Company (China) Ltd.
     - During the quarter, software license agreements were signed with customers located in seven countries including Brazil, Canada, China, Italy, Mexico, and the United Kingdom, as well as the United States.
     - Logility, the Company's 89% owned subsidiary, provided supply chain thought leadership during a standing room only session on "Performance Management - An Important Link in your Supply Chain" presented with Logility customer, A.O. Smith Water Products, at the APICS 2005 International Conference and Exposition.
     - Results from the most recent Logility customer satisfaction survey were announced. The results indicated overall high approval of the Logility customer support experience and provided insight into the key motivations leading customer to upgrade to the latest version of Logility Voyager Solutions(TM) including performance management, Sales and Operations Planning, supply optimization, global sourcing and transportation optimization.
     - Logility announced Standard Motor Products' rollout of Logility Voyager Solutions to meet new inventory management demands brought on by its acquisition of the Engine Management Division of Dana Corporation. With Logility, Standard Motor Products will be better able to proactively monitor supply chain performance and automate collaboration with key customers and suppliers.
     - Aberdeen Group, a leading industry research firm, highlighted a Logility aftermarket service parts customer in its recent "Best Practices in Sales and Operations Planning" report. The Logility customer was selected for their success in integrating demand planning, supply optimization and reverse logistics. The customer uses Logility Voyager Solutions(TM) for Demand Planning, Inventory Planning, Supply Planning and Global Sourcing to help manage inventory levels and the challenges of their complex global supply chain.
     - Remy International received a 2005 Technology & Business award from Start Magazine. The award honors manufacturers that have solved critical business issues with the use of technology. Remy implemented Logility Voyager Solutions to reduce demand volatility and improve factory scheduling; generate a one-number forecast for its business; decrease inventory; and streamline the sales and operations planning process.

    Products and Technology:
     - The Company announced the availability of AsIrecall for seamless integration of document management. AsIrecall is fully integrated with the Company's ERP systems enabling the storing, retrieval, viewing, printing, faxing and e-mailing of documents and reports. Documents can be stored in a variety of file types (TIFF, JPG, BMP, PDF, DOC, HTML) and EDI files can be converted to documents that can be viewed.
     - New Generation Computing Inc. (NGC), a wholly owned subsidiary of American Software, announced the availability of its shop floor control suite in simplified Chinese.
     - Demand Management, Inc. a wholly owned subsidiary of Logility, Inc, announced that Demand Solutions(R) Forecast Management and Demand Solutions Requirements Planning are available for the Microsoft SQL Server database, making the company's DS One forecasting platform even more flexible.
     - Logility announced Connections 2006: Your Ticket to Supply Chain Success conference to be held March 15-16, 2006 in Nashville, Tennessee at the Loews Vanderbilt Hotel. The event will give attendees exposure to best practices from industry peers, insight from leading supply chain experts and guidance for preparing their businesses for success with demand-driven supply chain initiatives.
     - Logility held its latest Supply Chain Power Hour webcast on "Best Practices in Sales and Operations Planning (S&OP)." The webcast helped companies understand how S&OP best practices can help balance and synchronize operational plans to achieve corporate objectives, stay competitive, increase profitability, expand market share and drive customer service excellence. Speakers participated from Logility and the Aberdeen Group.

    About American Software, Inc.

    Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 89% of Logility, Inc. (Nasdaq: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc. (NGC), a wholly owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact:
American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET: www.amsoftware.com or E-mail: ask@amsoftware.com

    Forward-Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company's ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2005 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

    e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                             AMERICAN SOFTWARE, INC.
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                    Second Quarter Ended                        Six Months Ended
                                                        October 31,                               October 31,
                                           --------------------------------------    --------------------------------------
                                                                          Pct                                       Pct
                                              2005          2004          Chg.          2005          2004          Chg.
                                           ----------    ----------    ----------    ----------    ----------    ----------
Revenues:
  License                                  $    4,989    $    2,547            96%   $    8,433    $    5,104            65%
  Services & other                              8,114         7,637             6%       15,801        14,416            10%
  Maintenance                                   5,931         4,693            26%       11,566         9,062            28%
    Total Revenues                             19,034        14,877            28%       35,800        28,582            25%

Cost of Revenues:
  License                                       1,006           892            13%        2,080         1,795            16%
  Services & other                              5,963         5,334            12%       11,492        10,053            14%
  Maintenance                                   1,640         1,342            22%        3,208         2,500            28%
    Total Cost of Revenues                      8,609         7,568            14%       16,780        14,348            17%
Gross Margin                                   10,425         7,309            43%       19,020        14,234            34%
Operating expenses:
  Research and development                      2,219         1,850            20%        4,347         3,662            19%
  Less: capitalized
   development                                   (616)         (711)          (13)%      (1,233)       (1,381)          (11)%
  Sales and marketing                           3,523         2,891            22%        6,635         5,786            15%
  General and administrative                    3,421         2,431            41%        6,576         4,754            38%
  Acquisition related
   amortization of intangibles                     87            38           129%          175            38           361%

    Total operating expenses                    8,634         6,499            33%       16,500        12,859            28%
Operating earnings                              1,791           810           121%        2,520         1,375            83%
  Interest income & Other, net                    201           603           (67)%       1,318         1,236             7%
Earnings before income taxes
 and minority interest                          1,992         1,413            41%        3,838         2,611            47%
     Income tax provision                         758             -            nm         1,482             -            nm
  Minority interest                              (421)           68            nm          (519)           20            nm
Net Earnings                               $      813    $    1,481           (45)%  $    1,837    $    2,631           (30)%
Earnings per common share:
  Basic:                                   $     0.03    $     0.06           (50)%  $     0.08    $     0.11           (27)%
  Diluted:                                 $     0.03    $     0.06           (50)%  $     0.07    $     0.10           (30)%

Weighted average number of
 common shares outstanding
    Basic                                      23,992        23,693                      23,628        23,628
    Diluted                                    25,167        25,138                      24,921        25,090

Reconciliation of Adjusted Net
 Income:
Net Earnings                               $      813    $    1,481                  $    1,837    $    2,631
Acquisition related
 amortization of intangibles                       87            38                         175            38
Write-down of minority
 investment                                       160           100                         160           100
Minority interest - Logility
 Tax Benefit                                      270             -                         270             -

Adjusted Net Earnings                      $    1,330    $    1,619                  $    2,442    $    2,769

Adjusted Net Earnings per
 Diluted Share                             $     0.05    $     0.06                  $     0.10    $     0.11

nm- not meaningful

                          Selected Balance Sheet Items
                                 (in thousands)

                                                 October 31,
                                           ------------------------
                                               2005         2004
                                           -----------   ----------
                                           (Unaudited)
Cash and Short & Long term investments     $    57,172   $   54,975
Accounts Receivable:
   Billed                                        8,479        8,916
   Unbilled                                      4,027        2,674
Total Accounts Receivable, net                  12,506       11,590
Prepaids & Other                                 2,643        2,835

PP&E, net                                        7,737        7,696
Capitalized Software, net                        6,754        6,966
Goodwill                                        10,811       10,586
Other Intangibles                                2,276        2,362
Deferred Income Taxes                              393            -
Non-current Assets                               1,505        1,491
     Total Assets                          $   101,797   $   98,501

Accounts Payable                           $       887   $    1,461
Other Current Liabilities                        7,111        6,486
Deferred Revenues                               13,430       10,297
Minority Interest                                3,355        4,022
Shareholders' Equity                            77,014       76,235
     Total Liabilities & Shareholders'
      Equity                               $   101,797   $   98,501

SOURCE  American Software
    -0-                             12/05/2005
    /CONTACT: Financial Information, Vincent C. Klinges, Chief Financial Officer of American Software, Inc., +1-404-264-5477/
    /Company News On-Call: http://www.prnewswire.com/comp/048263.html/ /Web site: http://www.amsoftware.com/
    (AMSWA LGTY)